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                                                                      Exhibit 10

                       [LETTERHEAD OF BAKER & McKENSIE]


                                                  January 28, 1998

BJB Investment Funds
330 Madison Avenue
New York, NY 10017

                 Re: BJB Investment Funds (Registration Nos. 33-47507 and 811-6652)
                      ------------------------------------------------

Dear Sir/Madam:

         It is our opinion that the securities being registrered will, when sold, be legally issued, fully paid and non-assessable and we hereby consent to the reference to our firm as Counsel in Post-Effective Amendment No. 9 to Registration No. 33-47507.

                                               Sincerely,

                                               /s/ Baker & McKenzie

                                               BAKER & McKENZIE